UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015

Portola Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35935	20-0216859
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

270 E. Grand Avenue South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 246-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

Effective February 5, 2015, the Board of Directors (the “Board”) of Portola Pharmaceuticals, Inc. (“Portola”) appointed Dennis Fenton, Ph.D. to the Board as a Class II director and a member of the Compensation Committee of the Board, to serve until Portola’s 2015 annual meeting of stockholders.

There were no arrangements or understandings between Dr. Fenton and any other persons pursuant to which he was selected as a director, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”) between Dr. Fenton and Portola required to be disclosed herein.

Pursuant to Portola’s Non-Employee Director Compensation Policy, Dr. Fenton will receive annual cash compensation in the amount $50,000 for his Board service and annual cash compensation in the amount of $6,500 for his service as a member of the Compensation Committee. The Board will also grant Dr. Fenton an initial option to purchase 20,000 shares of Portola’s common stock (“Common Stock”) under Portola’s 2013 Equity Incentive Plan with an exercise price equal to the per share closing price of the Common Stock on the NASDAQ Global Select Market on the date of grant. Dr. Fenton will enter into Portola’s standard indemnification agreement for directors as described under “Limitation on Liability and Indemnification Matters” in Portola’s Form S-1 filed with the SEC on November 16, 2013.

Dr. Fenton is the owner and chief executive officer of Fenton and Associates, a biotechnology consulting firm. Dr. Fenton, prior to founding Fenton and Associates, served as executive vice president of operations at Amgen, where he was responsible for worldwide operations, manufacturing, process development and quality. Dr. Fenton joined Amgen in 1982 and held numerous executive leadership roles in operations and sales and marketing. In addition to Portola, he serves on the boards of directors of Kythera Biopharmaceuticals, Inc., Hospira, Inc., Dendreon Corporation, Nora Therapeutics and XenoPort, Inc. He also serves on the board of trustees of the Keck Graduate Institute. Dr. Fenton was previously a director of the Genzyme Corporation, Genelux Corporation and Amira Pharmaceuticals. He received a B.S. in Biology from Manhattan College and a Ph.D. in Microbiology from Rutgers University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Pharmaceuticals, Inc.
Dated: February 10, 2015
	By:	/s/ Mardi C. Dier
Mardi C. Dier
Executive Vice President and Chief Financial Officer